CUSIP No. 34385P108	Page 1 of 1 Pages

AGREEMENT OF JOINT FILING

Pursuant to Rule 13d-1(k)(1) of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, each of the undersigned agrees that the statement on Schedule 13G filed herewith shall be filed on behalf of each of the undersigned.

MUBADALA DEVELOPMENT COMPANY PJSC

February 11, 2016
Date

/s/ Samer Halawa
Signature

Samer Halawa / Attorney in Fact
Name/Title

MDC CAPITAL LLC

February 11, 2016
Date

/s/ Rodney Cannon	/s/ Hani Barhoush
Signature

Rodney Cannon / Director	Hani Barhoush / Director
Name/Title

MDC CAPITAL (CAYMAN) LIMITED, AS TRUSTEE FOR FIFTY FIRST INVESTMENT COMPANY LLC

February 11, 2016
Date

/s/ Rodney Cannon	/s/ Hani Barhoush
Signature

Rodney Cannon / Director	Hani Barhoush / Director
Name/Title